Exhibit 99.1

Contacts:

Daniel C. Staton	Joseph M. Zappulla
President and Chief Executive Officer	Grannus Financial Advisors, Inc.
Enterprise Acquisition Corp.	(212) 681-4100
(561) 988-1700

Enterprise Acquisition Corp. Announces

Proposed Merger with Workflow Management, Inc.

BOCA RATON, FL – August 25, 2008 – Enterprise Acquisition Corp. (“Enterprise”) (AMEX: EST) announced today that it has signed a definitive merger agreement pursuant to which it will merge with WF Capital Holding Inc. (“WF Capital”), the privately-held parent of Workflow Management, Inc. (“Workflow”), one of the leading providers of managed print and promotional production and fulfillment solutions in North America.  Workflow also has entered into a letter of intent and a purchase agreement to acquire two additional businesses in the marketing services and promotional production solutions industry, which may be completed prior to the closing of the merger with Enterprise.  Workflow generated approximately $1.2 billion in revenue in 2007, on a pro forma basis to reflect the two pending acquisitions.

The shares of Workflow will be acquired by Enterprise for an aggregate purchase price of $669.0 million, which does not include the value of the management incentive share grant and which will consist of the assumption of up to $490.0 million in existing Workflow indebtedness and $179.0 million in Enterprise common stock to Workflow's stockholders.  To the extent that the indebtedness of Workflow is less or greater than $490.0 million at the closing of the merger, the common stock portion of the purchase price will be adjusted accordingly.  In addition to the aggregate purchase price, management will be eligible to receive bonus payments of up to $50.0 million based on (i) the market performance of the combined entity's publicly traded shares following the merger or (ii) warrant exercises assuming the price of Enterprise common stock is trading over $10.00 per share.

Consummation of the merger is conditioned on the Enterprise stockholders approving the merger, and the holders of fewer than 30 percent of the shares of Enterprise common stock held by public stockholders voting against the merger and exercising their right to convert their shares into a pro-rata portion of Enterprise's trust fund prior to the anticipated completion of the merger and obtaining necessary regulatory approvals and other customary closing conditions. Enterprise expects to file a preliminary proxy statement concerning the merger as soon as possible, which will be subject to review by the Securities and Exchange Commission. Assuming the closing conditions are met, Enterprise anticipates completing the transaction in the fourth quarter of 2008 or the first quarter of 2009.

The current management of Workflow will remain in place to run the combined company after the merger.  The board of directors of the combined company will initially consist of seven members:  Daniel C. Staton and Marc H. Bell from the Enterprise board of directors, two members nominated by the Enterprise board, Greg C. Mosher, Workflow’s chief executive officer, and two members nominated by Perseus, LLC, WF Capital’s largest shareholder.  The resulting public company's name will be changed to Workflow Corporation.

Commenting on the proposed merger, Daniel C. Staton, Enterprise’s president and CEO, said, “Through its long and impressive history, Workflow’s management team has developed the company into one of the leading providers of print, promotional products and fulfillment solutions in the nation.  Greg Mosher has overseen the development of several highly successful companies over the past 30 years, many of which have Fortune 100 companies as clients.  Greg is surrounded by seasoned industry veterans, many of whom have served in senior roles in some of the nation’s largest printing, manufacturing and marketing corporations.  Through their combined expertise, Workflow has developed a dynamic, end-to-end business platform from which clients achieve material cost efficiencies, while receiving the highest quality product.”

Greg C. Mosher added, “Workflow’s ongoing success over the years was the result of the technologically advanced responses to emerging needs in promotional products, print and printed product distribution.  At the core of this success is our unique Dual Network Advantage (DNA), which integrates the strengths of our Service Network with the efficiencies of our internal Manufacturing Network.  These two networks link our clients with proprietary, industry-leading technology that streamlines every link in their supply chain from bidding and procurement through production and delivery.  We believe this technology eliminates inefficiencies, enables collaboration, and connects clients with the manufacturing and service networks.  By aggregating our clients’ spend, generating new efficiencies, and managing their solutions from end-to-end, we’re creating substantial savings that go straight to the client’s bottom line.”

Investor Presentation

Enterprise and Workflow senior management will host a conference call on Tuesday, August 26, 2008 at 10:30 a.m. (ET) to discuss the merger of Enterprise and Workflow.  Live audio of the conference call will be available by dialing 800-732-6870 (United States) or 212-231-2900 (International) and providing the following reservation number: 21391666.  The conference call can also be accessed over the Internet at www.InvestorCalendar.com .  A replay of the conference call will be available approximately one hour after its completion for 30 days by dialing 800-633-8284 (United States) or 402-977-9140 (International) and referencing the reservation number: 21391666.  A replay will also be available over the Internet at www.InvestorCalendar.com.

About Workflow Management, Inc.

Workflow Management, Inc. (www.workflowone.com) is a leading provider of managed print and promotional production and fulfillment solutions in North America.  Workflow’s proprietary WorkflowOneAccess online portal connects its corporate clients to its internal manufacturing and distribution network and its extensive supplier network, which enables them to manage the design, procurement, purchasing, warehousing, fulfillment and delivery of their print and promotional products.  Workflow currently employs more than 3,300 people across the United States in its three divisions: WorkflowOne, Freedom Graphics Services and United Envelope.  Its base of over 24,000 clients includes leading participants in the manufacturing, healthcare, financial services, not-for-profit, and sports and leisure industries.

About Enterprise Acquisition Corp.

Located in Boca Raton, Florida, Enterprise Acquisition Corp. (www.enterpriseacq.com) is a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses. The prospective target will not be limited to a particular industry.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Enterprise, Workflow and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Enterprise's and Workflow's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure of Enterprise stockholders to approve the merger agreement and the transactions contemplated thereby; the number and percentage of Enterprise's stockholders voting against the acquisition and electing conversion rights; changing interpretations of generally accepted accounting principles; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Workflow is engaged; demand for the products and services that Workflow provides; cyclical business trends; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Enterprise's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither Enterprise nor Workflow assumes any obligation to update the information contained in this press release.

Additional Information and Where to Find It

Enterprise expects to file a preliminary proxy statement concerning the proposed transaction, which will be subject to review by the Securities and Exchange Commission ("SEC").  Enterprise stockholders and other interested persons are urged to read the proxy statement and other relevant materials when they become available as they will contain important information about Enterprise, Workflow and the proposed transaction. Such persons can also read Enterprise’s final prospectus dated November 7, 2007 and other SEC filings for a description of the security holdings of the Enterprise officers and directors and their respective interests in the successful consummation of the proposed transaction.  The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed transaction. Enterprise’s stockholders will be able to obtain a free copy of Enterprise's filings at the Securities and Exchange Commission's internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to Enterprise Acquisition Corp., 6800 Broken Sound Parkway, Boca Raton, FL 33487.

Participants in Solicitation

Enterprise and its directors and executive officers and Workflow and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Enterprise stock in respect of the proposed merger. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement relating to the proposed transaction when it becomes available and Enterprise’s Annual Report on Form 10-K for its fiscal year ended December 31, 2007, filed with the SEC on March 27, 2008, and Enterprise’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2008 and the three months ended June 30, 2008.